Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2021 with respect to the audited consolidated financial statements of Andover National Corporation for the years ended December 31, 2020.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 31, 2021